Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tri-Valley Corporation
4927 Calloway Dr.
Bakersfield, CA 93312

Ladies and Gentlemen:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-174776, 333-148240, and 333-130424) of Tri-Valley Corporation of our report dated April 16, 2012, relating to the consolidated financial statements of Tri-Valley Corporation, appearing in the Annual Report on Forms 10-K and 10-K/A of Tri-Valley Corporation for the year ended December 31, 2011.

BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

By:	/s/ Eric H. Xin

Name:	Eric H. Xin

Title:	Principal

Bakersfield, California
May 15, 2012

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